Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Emerald Oil, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-184430, 333-172210 and 333-166402) and Form S-8 (Nos. 333-185224 and 333-179630) of Emerald Oil, Inc., formerly Voyager Oil & Gas, Inc., of our reports dated March 18, 2013, relating to the financial statements and the effectiveness of Emerald Oil, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, TX
March 18, 2013